UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2008

NovaRay Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52731	16-1778998
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

39655 Eureka Drive, Suite A, Newark, California	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 619-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT 10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2008, at the 2008 Annual Meeting of Stockholders of NovaRay Medical, Inc., a Delaware corporation (the “Company”), the Company’s stockholders approved the Company’s 2008 Stock Incentive Plan (the “Plan”). The types of awards authorized under the Plan include without limitation, stock options, restricted stock, restricted stock units, dividend equivalent rights and stock appreciation rights. An aggregate of 3,750,000 shares of the Company’s common stock are initially reserved for issuance under the Plan.

The above description of the Plan is not intended to be complete and is qualified in its entirety by (1) a more detailed description of the terms of the Plan as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 20, 2008 (the “Proxy Statement”) which description is incorporated herein by reference, and (2) the Plan, a copy of which was included as Appendix A to the Proxy Statement, is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	NovaRay Medical, Inc. 2008 Stock Incentive Plan (incorporated by reference to Appendix A to NovaRay Medical, Inc.’s definitive proxy statement filed with the Securities and Exchange Commission on October 20, 2008).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaRay Medical, Inc.

Dated: November 26, 2008	By:	/s/ Jack Price
	Name:	Jack Price
	Title:	President and Chief Executive Officer

EXHIBIT TABLE

Exhibit Number	Description

10.1	NovaRay Medical, Inc. 2008 Stock Incentive Plan (incorporated by reference to Appendix A to NovaRay Medical, Inc.’s definitive proxy statement filed with the Securities and Exchange Commission on October 20, 2008).